[2900 Westchester Avenue Purchase, New York 10577] ADD-ON BENEFIT JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS, ANNUAL STEP-UP TO THE HIGHEST QUARTERLY CONTRACT VALUE AND EARNINGS-SENSITIVE WITHDRAWAL AMOUNT Thank you for choosing Jackson National Life Insurance Company of New York®, also referred to as "the Company" or "Jackson of New York®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. This benefit provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the Contract equal to the Guaranteed Annual Withdrawal Amount Percentage (GAWA%), shown on the Supplemental Contract Data Pages, of the Guaranteed Withdrawal Balance (GWB). The GWB is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender benefit or other guaranteed benefits. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIVES (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. THE COMPANY RESERVES THE RIGHT TO INCREASE THE GMWB CHARGE IN THE FUTURE. YOU CAN ELECT TO OPT OUT OF ANY FUTURE GMWB CHARGE INCREASE, HOWEVER UPON SUCH ELECTION, NO SUBSEQUENT PREMIUM PAYMENTS WILL BE ALLOWED, WHICH MAY IMPACT THE POTENTIAL VALUE AND DURATION OF THIS BENEFIT. THE GMWB CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN ADD-ON BENEFIT AND THERE IS AN ADDITIONAL COST TO THE SEPARATE ACCOUNT CONTRACT VALUE FOR THE BENEFIT PROVIDED. 7774ANY

THE FOR LIFE GUARANTEE DOES NOT BECOME EFFECTIVE UNTIL THE CONTRACT ANNIVERSARY ON OR IMMEDIATELY FOLLOWING THE DESIGNATED LIFE'S ATTAINED AGE 59 1/2, UNLESS THE DESIGNATED LIFE IS 59 1/2 OR OLDER ON THE EFFECTIVE DATE OF THIS ADD-ON BENEFIT. FOR THE FOR LIFE GUARANTEE TO TAKE EFFECT, THE CONTRACT MUST STILL BE IN FORCE WITH A CONTRACT VALUE GREATER THAN ZERO AND THE EFFECTIVE DATE OF THE FOR LIFE GUARANTEE MUST BE BEFORE THE INCOME DATE. IN ADDITION, ON THE EFFECTIVE DATE OF THE FOR LIFE GUARANTEE, THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) IS RESET. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE EARNINGS-SENSITIVE ADJUSTMENTS DURING A CONTRACT YEAR PLUS THE GREATER OF THE GAWA OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) DURING THE CONTRACT YEAR COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THE GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT WILL BE APPLIED TO THE GUARANTEED WITHDRAWAL BALANCE ON THE GWB ADJUSTMENT DATE ONLY IF NO WITHDRAWALS ARE TAKEN ON OR PRIOR TO THAT DATE. WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR. UPON TOTAL WITHDRAWAL OF THE CONTRACT VALUE, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT WITH A REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GWB IS POSITIVE. FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 14. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES. INCOME DATE. The date on which Income Payments are to begin as described in the Income Provisions. SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts under this Contract allocated to the Separate Account's Investment Divisions. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this add-on benefit only. All other terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract. 7774ANY 2

"BONUS. An amount credited to the GWB in years during the Bonus Period in which no withdrawals are taken. BONUS BASE. The value that the Bonus percentage is multiplied by to determine the amount of the Bonus applied to the GWB. BONUS PERIOD. The time period over which You are eligible for a Bonus, as shown on the Supplemental Contract Data Pages. CONTINGENT ANNUITANT. The natural person that is designated as one of the Covered Lives on a Qualified Custodial Account Contract only. Any reference to the Annuitant does not include any Contingent Annuitant. CONTRACT MONTH. The one-month period beginning on the Issue Date or any Contract Monthly Anniversary. CONTRACT MONTHLY ANNIVERSARY. Each one-month anniversary of the Issue Date. COVERED LIFE. The individuals covered under the For Life Guarantee. On Qualified Plan contracts, the Owner and the primary spousal Beneficiary named as of the Effective Date of this add-on benefit will each be considered a Covered Life. On Qualified Custodial Account Contracts, the Annuitant and the spousal Contingent Annuitant named as of the Effective Date of this add-on benefit will each be considered a Covered Life. On Non-Qualified Plan contracts, the spousal Joint Owners will each be considered a Covered Life. The Covered Lives may not be subsequently changed. DESIGNATED LIFE. The life on which certain GMWB values are based. The Designated Life is shown on the Supplemental Contract Data Pages. The Designated Life is the youngest Covered Life. EARNINGS-SENSITIVE ADJUSTMENT. An amount that the Owner may be allowed to withdraw each Contract Year in addition to the GAWA or RMD while still keeping the GMWB fully effective. Earnings-Sensitive Adjustments apply to each partial withdrawal taken and depend on the withdrawal amount and the GMWB Earnings at the time of the withdrawal. The Earnings-Sensitive Adjustments are greater than or equal to zero. EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages. FOR LIFE GUARANTEE. A guarantee that allows You to take partial withdrawals for the lifetime of the last surviving Covered Life. GMWB EARNINGS. An amount used to calculate the Earnings-Sensitive Adjustments that apply to each withdrawal. GMWB EARNINGS DETERMINATION BASELINE. The value used to calculate the GMWB Earnings. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year, subject to the RMD exception stated in this add-on benefit, without reducing the guaranteed amount You can withdraw in future Contract Years. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. 7774ANY 3

GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based. GWB ADJUSTMENT. The minimum GWB guaranteed on the GWB Adjustment Date if no withdrawals are taken prior to that date. GWB ADJUSTMENT DATE. The date the GWB Adjustment is applied to the GWB shown on the Supplemental Contract Data Pages. MAXIMUM ELIGIBLE WITHDRAWAL AMOUNT REMAINING (MEWAR). The maximum partial withdrawal amount (before the application of any Earnings-Sensitive Adjustment) that is eligible for the Earnings-Sensitive Adjustment at a given time. If a partial withdrawal is taken that exceeds the MEWAR, then only the portion up to the MEWAR will receive an Earnings- Sensitive Adjustment. QUALIFIED CUSTODIAL ACCOUNT CONTRACT. A Qualified Plan contract (including Roth IRAs) with a custodial Owner and Beneficiary. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this add-on benefit, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Covered Life is incorrectly stated on the Effective Date of the GMWB then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: any Bonus amount credited to the GWB, the beginning and ending GWB, the applicable GAWA% and the GAWA available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charge." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: 7774ANY 4

"FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive annual payments of the GAWA, prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the last surviving Covered Life, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner, the death of the Annuitant on Qualified Custodial Account Contracts, or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the Earnings- Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. If You do not take a withdrawal of the greater of the GAWA or the RMD in one Contract Year, You may not withdraw more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent Contract Years. The withdrawals made under this add-on benefit are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract. For purposes of this add-on benefit, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this add-on benefit, including any applicable charges, Earnings-Sensitive Adjustments and other adjustments to such withdrawals. GAWA withdrawals are considered partial withdrawals while the Contract Value is greater than zero and affect all Contract values the same as any other partial withdrawal would. The total amount received under this guarantee may be less than the GWB at election due to the application of charges and adjustments under the Contract. Any withdrawal less than or equal to the greater of the GAWA or the RMD is considered a partial withdrawal rather than a full withdrawal, even if it is greater than or equal to the Contract Value. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMWB Charge will be deducted on a pro rata basis from the Investment Divisions of the Separate Account at the end of each Contract Month. GMWB Charges in excess of the Separate Account Contract Value will be waived. The deduction of the GMWB Charge results in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge. 7774ANY 5

The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision shown on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this add-on benefit, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this add-on benefit is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable taxes. 2. If the Effective Date of this add-on benefit is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this add-on benefit. With each Premium payment received after the Effective Date of this add-on benefit, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Maximum. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD: a. the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, and b. the GWB is equal to the greater of: 1. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced by the excess withdrawal; or 2. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. On the Effective Date of this add-on benefit, the GAWA% is defined according to the table on the Supplemental Contract Data Pages. The GAWA% is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Charge percentage, 2) the time of the first withdrawal after the Effective Date of this add-on benefit, 3) the date that the Contract Value reduces to zero, 4) the date that the GMWB add-on benefit is continued by a spousal Beneficiary who is not a Covered Life, or 5) upon election of the Joint Life Income of the GAWA Income Option. The GAWA% is based on the Designated Life's attained age at the time of determination. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination. 7774ANY 6

With each Premium payment received after the GAWA has been determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the Premium payment, net of any applicable taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced by the excess withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Guaranteed Withdrawal Balance Bonus. After the Effective Date of this add-on benefit, a Bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year. When the Bonus is applied: 1. The GWB equals the GWB prior to the application of the Bonus plus the Bonus Base multiplied by the Bonus Percentage shown on the Supplemental Contract Data Pages, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. If the Bonus is applied after the GAWA% has been determined, the GAWA is the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the Bonus. The Bonus Base is determined as follows: 1. On the Effective Date of this add-on benefit, the Bonus Base is equal to the GWB. 2. With each Premium payment received after the Effective Date of this add-on benefit, the Bonus Base will be recalculated to equal the Bonus Base prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the Bonus Base Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the Bonus Base as follows: 7774ANY 7

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the Bonus Base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the Bonus Base is set equal to the lesser of the GWB following the partial withdrawal or the Bonus Base prior to the partial withdrawal. Adjustments to the Bonus Base due to partial withdrawals will continue even if You have elected to discontinue the GWB Bonus provision to avoid charge increases. The GWB Bonus provision is terminated on the earlier of 1) the date the Contract Value is reduced to zero, 2) the date You elect to discontinue the GWB Bonus provision to avoid charge increases, 3) the date the Bonus Period ends, or 4) the date the GMWB is terminated. GWB Adjustment. After the Effective Date of this add-on benefit, if no withdrawals are taken on or prior to the GWB Adjustment Date, the GWB Adjustment is applied to the GWB on the GWB Adjustment Date. At the time the GWB Adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB Adjustment, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. The GWB Adjustment is determined as follows: On the Effective Date of this add-on benefit, the GWB Adjustment is equal to the GWB Adjustment Percentage shown on the Supplemental Contract Data Pages multiplied by the GWB, subject to the GWB Adjustment Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the Effective Date of this add-on benefit and prior to the first Contract Anniversary following the Effective Date of this add-on benefit, the GWB Adjustment will be recalculated to equal the GWB Adjustment prior to the Premium payment plus the Premium payment, net of any applicable taxes, multiplied by the GWB Adjustment Percentage, subject to the GWB Adjustment Maximum. With each Premium payment received on or after the first Contract Anniversary following the Effective Date of this add-on benefit, the GWB Adjustment will be recalculated to equal the GWB Adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Adjustment Maximum. 7774ANY 8

The GWB Adjustment provision is terminated on the earlier of 1) the GWB Adjustment Date, 2) the date a partial withdrawal is made prior to the GWB Adjustment Date, 3) the date the Contract Value is reduced to zero, 4) the date this GMWB add-on benefit is terminated, 5) the date this GMWB add-on benefit is continued by a spousal Beneficiary who is not a Covered Life, or 6) the date You elect to discontinue the GWB Adjustment provision to avoid charge increases. GMWB Earnings Determination Baseline. On the Effective Date of this add-on benefit, the GMWB Earnings Determination Baseline is determined as follows: 1. If the Effective Date of this add-on benefit is the Issue Date of the Contract, the GMWB Earnings Determination Baseline is equal to the Premium, net of any applicable taxes. 2. If the Effective Date of this add-on benefit is after the Issue Date of the Contract, the GMWB Earnings Determination Baseline is equal to the Contract Value. With each Premium payment received after the Effective Date of this add-on benefit, the GMWB Earnings Determination Baseline is equal to the GMWB Earnings Determination Baseline prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes. At the time of partial withdrawal, the GMWB Earnings Determination Baseline is equal to the greater of: 1. zero; and 2. the GMWB Earnings Determination Baseline prior to the partial withdrawal less the greater of: a. the partial withdrawal less GMWB Earnings; and b. zero. Earnings-Sensitive Adjustments. After the Effective Date of this add-on benefit, when a partial withdrawal is taken, the withdrawal amount will be increased by the Earnings-Sensitive Adjustment that applies to that withdrawal. The Earnings-Sensitive Adjustment portion is considered a withdrawal for the purposes of calculating any other values under the Contract or any other add-on benefits attached to the Contract. In particular, it will reduce Contract Value and other values in the same manner as any other withdrawal. The Earnings-Sensitive Adjustment is dependent on the MEWAR, GMWB Earnings and whether the For Life Guarantee is in effect at the time of the withdrawal, as outlined on the Supplemental Contract Data Pages. At any time, the MEWAR is the greater of: 1. zero; and 2. the quantity equal to: a. the Earnings-Sensitive Adjustments in the current Contract Year; plus, b. the greater of the GAWA or the RMD; less c. all partial withdrawals made in the current Contract Year, including any Earnings- Sensitive Adjustments. At any time, GMWB Earnings are the greater of: 1. zero; and 2. the Contract Value minus the GMWB Earnings Determination Baseline. 7774ANY 9

For Life Guarantee. The For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages unless: 1. the Contract has terminated; 2. the Contract Value is zero before the For Life Guarantee Effective Date; or 3. the Income Date precedes the For Life Guarantee Effective Date. If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB is continued by a spousal Beneficiary who is not a Covered Life. Contract Value Reduces to Zero. If the Contract Value is reduced to zero, as the result of a partial withdrawal which does not cause total withdrawals in the Contract Year to exceed the greater of the GAWA or the RMD, or by the deduction of charges, all rights under the Contract cease, no subsequent Premium payments will be accepted, and all other add-on benefits are terminated without value. The Bonus Period is terminated and no further Bonuses will apply. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the last surviving Covered Life. Upon the death of the last surviving Covered Life, all payments will cease. No death benefit will apply. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB, the death of the Owner, the death of any Joint Owner, or the death of the Annuitant on Qualified Custodial Account Contracts. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of the Owner or the death of any Joint Owner or the depletion of the GWB, all payments will cease and Spousal Continuation is not available. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during any Contract Year may not exceed the GAWA. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this add-on benefit, the GWB will automatically step up to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB. The highest quarterly Contract Value is equal to the highest of the quarterly adjusted Contract Values from the four most recent Contract Quarterly Anniversaries, including the Contract Anniversary upon which the step-up is determined. The quarterly adjusted Contract Value is equal to the Contract Value on the Contract Quarterly Anniversary, plus any Premium paid subsequent to that Contract Quarterly Anniversary, net of any applicable taxes, adjusted for any partial withdrawals taken subsequent to that Contract Quarterly Anniversary. 7774ANY 10

Partial withdrawals will affect the quarterly adjusted Contract Value as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the quarterly adjusted Contract Value is equal to the greater of: a. the quarterly adjusted Contract Value prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, a. the excess withdrawal is defined to be the lesser of: 1. the total amount of the current partial withdrawal; or 2. the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and b. the quarterly adjusted Contract Value is equal to the greater of: 1. the quarterly adjusted Contract Value prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or 2. zero. At the time of step-up: 1. The GWB equals the highest quarterly Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. The Bonus Base equals the greater of: a. the new GWB; or b. the Bonus Base prior to the step-up. If the step-up occurs after the GAWA% has been determined, the GAWA is recalculated and is equal to the greater of: 1. the GAWA% multiplied by the new GWB; or 2. the GAWA prior to the step-up." 5) The following language is added to the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Partial withdrawals will affect the Contract Value as follows: 1. The Minimum Contract Value remaining after a partial withdrawal shown on the Contract Data Pages of the Contract will be waived. 2. The Minimum partial withdrawal amount shown on the Contract Data Pages of the Contract will be waived." 6) The following language is revised in the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: 7774ANY 11

"Unless You request otherwise, a partial withdrawal will be deducted from each Investment Division in proportion to its current value. The partial withdrawal will be reduced for any applicable taxes and charges, including Withdrawal Charges, and then adjusted for any applicable Market Value Adjustments. Withdrawals of the GAWA or the RMD are not subject to Withdrawal Charges, if applicable." 7) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect, with a Contract Value greater than zero, the GMWB terminates without value, unless the Contract is continued by the spouse. Upon continuation of the Contract by the surviving Covered Life, the GMWB will remain in effect and may not be subsequently terminated independently from the Contract to which it is attached. The GAWA will continue to be determined in accordance with the rules described under the GAWA provision and will be based on the Designated Life's attained age. The GWB Adjustment will apply in accordance with the GWB Adjustment provision and will continue to be based on the Designated Life's attained age. Step-ups will continue as permitted in accordance with the rules described under the GWB Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the GWB Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this add-on benefit will not change. The Bonus Period will continue to be based on the original Effective Date of this add-on benefit or the most recent Bonus Base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the Designated Life's attained age. Upon continuation of the Contract by a surviving spouse who is not a Covered Life, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the surviving spouse elects to terminate the GMWB upon continuation of the Contract, the surviving spouse may elect a new GMWB, subject to availability, on any future Contract Anniversary. If the spouse does not make such an election on the continuation date, the GMWB will be continued by the spouse, will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. All conditions upon continuation of the GMWB (as described above) will apply except that the For Life Guarantee and GWB Adjustment provisions are null and void. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age on the continuation date, the GAWA will be equal to the GAWA% multiplied by the GWB and the GAWA% will not change on future step-ups." 8) The following language is added to the INCOME PROVISIONS of the Contract: "If the For Life Guarantee is in effect on the Latest Income Date, in addition to the Income Options available in Your Contract, You may elect the following Income Option: 7774ANY 12

JOINT LIFE INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount during the lifetime of the last surviving Covered Life. All payments end upon the death of the last surviving Covered Life. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option. This amount will be paid in the frequency that You elect, which may not be less frequently than annually. However, in the event of the death of both Covered Lives before the first monthly payment, the Company will pay the amount allocated to this Income Option to Your Beneficiary. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time of election of this GMWB Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is not in effect on the Latest Income Date, in addition to the Income Options available in Your Contract, You may elect the following Income Option: SPECIFIED PERIOD INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the Latest Income Date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option, but no payment will exceed the remaining GWB at the time of payment. This amount will be paid over the determined number of years in the frequency that You elect, which may not be less frequently than annually. If, upon Your death or the death of any Joint Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This Income Option may not be available on certain Qualified Plans." TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge, and all benefits under this and any other add-on benefits end on the earlier of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner, any Joint Owner, or the Annuitant on Qualified Custodial Account Contracts, dies, unless continued by the spouse; 5. the continuation date if the surviving spouse elects to terminate the GMWB and the spouse is permitted under the terms of this add-on benefit to make such an election and 6. the date upon which all obligations for payment under this add-on benefit have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company of New York [President] 7774ANY 13

Illustration of Withdrawal Calculations of the Joint For Life Guaranteed Minimum Withdrawal Benefit With Bonus, Annual Step-Up to the Highest Quarterly Contract Value and Earnings-Sensitive Withdrawal Amount These examples are provided to assist You in understanding how certain values are computed for this add-on benefit when withdrawals are made from the Contract. The examples only depict limited circumstances and specific factual assumptions. The results may vary depending upon the timing or sequence of actions as well as changes in market conditions. The following examples assume You elect the Joint For Life GMWB With Bonus, Annual Step- Up to the Highest Quarterly Contract Value, and Earnings-Sensitive Withdrawal Amount when You purchase Your Contract, and Your initial Premium payment is $100,000. No other add-on benefits are elected. The examples assume that the Designated Life is 65 years old at the time of Your first withdrawal. Under these circumstances, Your initial GWB, bonus base, and GMWB Earnings Determination Baseline are equal to $100,000, Your initial GWB Adjustment is $200,000, Your GAWA% is 4.50%, and Your initial GAWA is $4,500. Both examples assume that Your GAWA exceeds Your RMD. Example 1: Withdrawal equal to the GAWA when the Contract Value has decreased due to negative market performance. If You withdraw the GAWA ($4,500) and Your Contract Value is $72,000 at the time of withdrawal, then  Your GMWB Earnings are $0, since Your Contract Value ($72,000) is less than Your GMWB Earnings Determination Baseline ($100,000).  The Earnings-Sensitive Adjustment applicable to this withdrawal is $0, since Your GMWB Earnings are $0.  Your GWB becomes $95,500, which is Your prior GWB ($100,000) minus the GAWA ($4,500).  Your GAWA for the next year remains $4,500 because You did not take more than the Earnings-Sensitive Adjustment plus the GAWA ($4,500).  Your bonus base remains $100,000 because You did not withdraw more than the Earnings-Sensitive Adjustment plus the GAWA ($4,500). However, since a withdrawal was taken during the Contract Year, no bonus will be applied to the GWB at the end of the Contract Year.  Since the withdrawal was taken prior to the GWB Adjustment Date, You will no longer be eligible for the GWB adjustment.  Your GMWB Earnings Determination Baseline becomes $95,500 which is Your prior GMWB Earnings Determination Baseline ($100,000) minus the withdrawal amount in excess of GMWB Earnings ($4,500 - $0 = $4,500). 7774ANY 14

Example 2: Withdrawal exceeds the Earnings-Sensitive Adjustment plus the greater of the GAWA or the RMD when the Contract Value has decreased due to negative market performance. If You withdraw $18,000, Your GAWA of $4,500 is greater than Your RMD, Your For Life Guarantee is effective, and Your Contract Value is $72,000 at the time of withdrawal, then  Your GMWB Earnings are $0, since Your Contract Value ($72,000) is less than Your GMWB Earnings Determination Baseline ($100,000).  The Earnings-Sensitive Adjustment applicable to this withdrawal is $0, since Your GMWB Earnings are $0.  The dollar for dollar portion of the withdrawal ($4,500) is equal to the Earnings-Sensitive Adjustment ($0) plus the GAWA ($4,500). The excess withdrawal is the amount by which the partial withdrawal exceeds the Earnings-Sensitive Adjustment plus the GAWA: $18,000 - $4,500 = $13,500.  The Contract Value, after reduction for the dollar for dollar portion of the withdrawal, is $67,500. The excess withdrawal of $13,500 reduces the Contract Value by 20% ($13,500/$67,500 = 20%).  Your new GWB is $76,400, which is Your prior GWB minus the dollar for dollar portion of the withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal (($100,000 - $4,500) x (1-20%) = $76,400).  Your new GAWA is $3,600, which is the GAWA prior to the withdrawal reduced by 20%.  We recalculate Your bonus base to equal the lesser of Your new GWB ($76,400) or Your bonus base prior to the partial withdrawal ($100,000). In this case, Your new bonus base becomes $76,400. In addition, since a withdrawal was taken during the Contract Year, no bonus will be applied to the GWB at the end of the Contract Year.  Since the withdrawal was taken prior to the GWB Adjustment Date, You will no longer be eligible for the GWB adjustment.  Your GMWB Earnings Determination Baseline becomes $82,000, which is Your prior GMWB Earnings Determination Baseline ($100,000) minus the withdrawal amount in excess of GMWB Earnings ($18,000 - $0 = $18,000). As shown by the examples above, taking a withdrawal that exceeds the Earnings-Sensitive Adjustment plus the greater of the GAWA or the RMD reduces the Guaranteed Minimum Withdrawal Benefit. 7774ANY 15

SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: Joint For Life Guaranteed Minimum Withdrawal Benefit with Bonus, Annual Step-Up to the Highest Quarterly Contract Value and Earnings-Sensitive Withdrawal Amount Covered Life/Designated Life: [John Doe] Covered Life/Designated [35] Life’s Attained Age on the Effective Date: Covered Life [Jenny Doe] Contingent Annuitant: [Jane Doe] Contingent Annuitant Issue [35] Age: Effective Date: [July 1, 2019] Bonus Percentage: [6%] of the Bonus Base Bonus Base Maximum: [$10,000,000] Earnings-Sensitive The least of: Adjustment, with the For Life 1. [40%] of the GMWB Earnings at the time of the Guarantee in effect: withdrawal; or 2. [2/3] of the lesser of the MEWAR and the withdrawal amount prior to any Earnings-Sensitive Adjustment. Earnings-Sensitive The least of: Adjustment, with the For Life 1. [40%] of the GMWB Earnings at the time of withdrawal; Guarantee NOT in effect at 2. [2/3] of the lesser of the MEWAR and the withdrawal time of withdrawal: amount prior to any Earnings-Sensitive Adjustment; or 3. The greater of: a. zero; and b. the GWB less the MEWAR. Guaranteed Withdrawal [200%] of the GWB Balance (GWB) Adjustment Percentage: 7774ANY-S

GWB Adjustment Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's [71st] birthday, or 2. the [12th] Contract Anniversary following the Effective Date of this add-on benefit. GWB Adjustment Maximum: [$10,000,000] GWB Maximum: [$10,000,000] For Life Guarantee Effective The later of: Date: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this add-on benefit. Guaranteed Annual Withdrawal Amount Percentage (GAWA%): Attained Age GAWA% [35-64 3.00% 65-74 4.00% 75-80 4.50% 81+ 5.00%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The GMWB Charge percentage equals [0.1025%] of the GWB on a monthly basis and is deducted (i) at the end of each Contract Month following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. This charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Charge percentage by up to [0.0200%] on a monthly basis. The Maximum GMWB Charge percentage is [0.2050%] on a monthly basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMWB Charge percentage increases by forfeiting the Bonus provision, automatic step-ups, the GWB Adjustment and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA% will be determined with no future recalculation. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. Bonus Period. The Bonus Period begins on the Effective Date of this add-on benefit and will re-start at the time the Bonus Base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Designated Life's [80th] birthday. 7774ANY-S 2

The Bonus Period ends on the earlier of: 1. the Contract Anniversary on which You elect to opt out of the current and any future GMWB Charge increases; 2. the [10th] Contract Anniversary following the later of the Effective Date of this add-on benefit or the most recent Bonus Base step-up; or 3. the date on which the Contract Value falls to zero as the result of a partial withdrawal or deduction of charges. Signed for the Jackson National Life Insurance Company of New York [President] 7774ANY-S 3